Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential. Certain schedules (or similar attachments) also marked by “[***]” have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXECUTION COPY

Membership Interest Purchase Agreement

This Membership Interest Purchase Agreement, dated as of December 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into between TML Holding, Inc., a Delaware corporation (“Seller”), Marblegate Capital Corporation, a Delaware corporation (“Buyer”), and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch (“DZ Bank”).

Recitals

WHEREAS, TML IV LLC, a Delaware limited liability company (the “Company”), has been formed pursuant to a Certificate of Formation, dated June 23, 2021, filed with the Secretary of State of the State of Delaware (the “Certificate of Formation”), and is governed by the Limited Liability Company Agreement, dated as of September 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), by the Seller, as sole member;

WHEREAS, Seller owns all of the issued and outstanding limited liability company interests (the “Membership Interests”) of the Company;

WHEREAS, the Company is, as of the date hereof, exclusively engaged in owning, holding, administering and financing certain taxi medallion loans (together with all related guarantees, reserve fund, reimbursement and indemnity rights, collateral and ancillary rights, and including mortgages, judgements, and rights to foreclosed medallion and other assets and associated deficiency claims, each a “Medallion Loan,” and collectively, the “Medallion Loans”);

WHEREAS, the Company acquired the Medallion Loans pursuant to and in connection with that certain Settlement Agreement, dated as of September 30, 2021, among Taxi Medallion Loan Trust III, Medallion Financial Corp., Medallion Funding LLC, Medallion Capital, Inc., Freshstart Venture Capital Corp., and DZ Bank (as agent and lender) (the “Settlement Agreement”);

WHEREAS, DZ Bank acts as manager of the Company (in such capacity, the “Manager”), pursuant to the Collateral Management Agreement, dated as of September 30, 2021 (the “Management Agreement”), among the Manager, the Company, as asset owner, and the Seller, as asset owner member;

WHEREAS, DZ Bank is the holder of a term debt security, dated September 30, 2021 (the “Term Debt Security”), which has been issued pursuant to the Term Debt Security Purchase Agreement, dated as of September 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “TDS Purchase Agreement”);

WHEREAS, since their acquisition by the Company, the Medallion Loans have been serviced by Field Point Servicing LLC, a Delaware limited liability company (“Field Point”), pursuant to that certain Medallion Loan Servicing Agreement, dated as of September 30, 2021 (the

“Servicing Agreement”), among Field Point, as servicer (in such capacity, the “Servicer”), the Company, Taxi Medallion Loan Trust III, and, for the limited purposes specified therein, DZ Bank;

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the Membership Interests, subject to the terms and conditions set forth herein;

WHEREAS, Seller wishes to direct that the proceeds of the sale of the Membership Interests hereunder be paid to DZ Bank, in satisfaction of the Company’s obligations to DZ Bank under the Term Debt Security (with such proceeds being deemed to have been contributed by the Seller to the Company, simultaneously with the sale); and

WHEREAS, in connection herewith, the Buyer, the Seller, DZ Bank, Field Point and Lord Securities Corporation are entering into a Payoff and Settlement Letter, dated as of the date hereof (the “Payoff Letter”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale
Section 1.01
Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in and to the Membership Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (“Encumbrance”), for the consideration specified in Section 1.02.
Section 1.02
Purchase Price. The aggregate purchase price for the Membership Interests shall be $15,846,028.41 (the “Purchase Price”). Seller hereby acknowledges that it intends to apply the full amount of the Purchase Price, as a capital contribution to the Company, with the Company applying the full amount of such capital contribution to the repayment of the Term Debt Security (whereupon DZ Bank shall forgive and discharge any remaining balance thereof). Accordingly, the Buyer shall pay (and the Seller hereby directs the Buyer to pay) the Purchase Price to DZ Bank at the Closing in cash by wire transfer of immediately available funds to the account or accounts designated in writing by DZ Bank to Buyer on or prior to the Closing Date (as defined below).
Section 1.03
Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”), by exchange of documents and signatures (or their electronic counterparts).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE II are true and correct as of the date hereof.

Section 2.01
Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution, and delivery by Buyer and DZ Bank) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
Section 2.02
No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws, or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Seller, except where the violation or conflict would not, individually or in the aggregate, have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby on a timely basis; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party, except where the conflict, violation, default, termination, cancellation, modification, or acceleration would not, individually or in the aggregate, have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby on a timely basis; (d) result in any violation, conflict with or constitute a default under the Certificate of Formation or the LLC Agreement; or (e) result in the creation or imposition of any Encumbrance on the Membership Interests. No consent, approval, waiver, or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, except such consents, approvals, waivers, or authorizations which would not, in the aggregate, have a material adverse effect on the Seller’s ability to consummate the transactions contemplated hereby on a timely basis.
Section 2.03
Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Membership Interests; or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement, except any Actions that would not, individually or in the aggregate, have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby on a timely basis. To Seller’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.
Section 2.04
Business of Seller. Seller was formed for the sole purpose of owning the Membership Interests and has not engaged in any other business activities since its formation.
Section 2.05
Ownership of Membership Interests.
(a)
Seller is the sole legal, beneficial, record, and equitable owner of the Membership Interests, free and clear of all Encumbrances whatsoever other than the LLC Agreement.
(b)
The Membership Interests were issued in compliance with applicable laws. To Seller’s knowledge, the Membership Interests were not issued in violation of the organizational documents of the Company or any other agreement, arrangement, or commitment to which Seller or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any person.
(c)
Other than the organizational documents of the Company, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.
Section 2.06
LLC Agreement. Attached hereto as Exhibit A is the LLC Agreement, which agreement is in full force and effect and is the only agreement in effect with respect to the matters described therein.
Section 2.07
Company Matters.
(a)
Since the inception of the Company, (i) the Company has been (A) engaged exclusively in the business of owning, holding, administering and financing loans secured by taxicab medallions and other assets and (B) managed by the Manager, (ii) the Company’s Medallion Loans have been serviced by Field Point, (iii) has not pledged any Medallion Loan as security for any obligation whatsoever, other than the “Obligations” (as defined in the TDS Purchase Agreement), and (v) has not modified any Medallion Loan other than pursuant to its Servicing Agreement with Field Point.
(b)
The Company is not a party to any material contract, other than (i) the TDS Purchase Agreement, the Term Debt Security, the Servicing Agreement, and the other “Terminated Documents” (as defined in the Payoff Letter) (collectively, the “Terminated Documents”), (ii) the Payoff Letter, (iii) the Settlement Agreement, and (iv) the medallion loan agreements (or equivalent), and any agreements or documents, relating to the Medallion Loans or any associated guarantees, reserve funds, reimbursement and indemnity rights, collateral and ancillary rights.
(c)
Any documented servicing fees, legal and professional fees, liabilities, and other costs, fees and expenses, in each case accrued, incurred, or payable by the Company to third parties, whether incurred pursuant to the Terminated Documents, in connection with the Closing or otherwise, in all cases on or prior to the Closing Date (any of the foregoing, “Pre-Closing Liabilities”), have been (or will be, at the Closing) paid or otherwise satisfied in full; provided, however, that, Pre-Closing Liabilities shall not be deemed to include liabilities arising under the Medallion Loans or related assets of the Company.
Section 2.08
Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.
Section 2.09
No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II, neither Seller nor any member, director, officer, employee, or agent of Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DZ Bank

DZ Bank represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01
Medallion Loans.
(a)
Exhibit B hereto sets forth a true, correct and complete list, in all material respects, of each Medallion Loan owned by the Company as of the date hereof, including, with respect to each such loan, the obligor, original principal amount, current principal balance, interest rate, maturity date and medallion number(s).
(b)
The Company is the sole legal and beneficial owner of, and has good and marketable title to, each Medallion Loan listed in Exhibit B and all related collateral, guarantees and program rights, free and clear of any Encumbrances (other than Encumbrances (x) arising in the ordinary course of servicing such Medallion Loan or (y) that will be released and discharged at the Closing pursuant to the Payoff Letter). The Company has not sold, assigned, pledged, transferred or otherwise disposed of any right, title or interest in or to any Medallion Loan or any related collateral, guarantees or program rights (other than by Field Point in the ordinary course of servicing such Medallion Loan).
Section 3.02
Company Matters. To its actual knowledge, each of the Seller’s representations and warranties set forth in Section 2.07 of this Agreement are true and correct.
Section 3.03
Compliance with Settlement Agreement. With respect to the Settlement Agreement and any agreement, instrument or other document executed and delivered by DZ Bank in connection with the agreements and transactions set forth therein: (a) the copy of the Settlement Agreement that has been provided to the Buyer is a true, correct and complete copy; (b) DZ Bank is, and at all relevant times has been, in compliance, in all material respects with, and is not, and at all relevant times has not been, in default, in any material respect, under the Settlement

Agreement; (d) to DZ Bank’s knowledge, the Company is not in default under the Settlement Agreement; and (e) DZ Bank has not received notice of any claims asserted by any party to the Settlement Agreement (or any of their respective successors and assigns) in connection with the Settlement Agreement.
Section 3.04
Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DZ Bank.
Section 3.05
No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE III, neither DZ Bank nor any member, director, officer, employee, or agent of DZ Bank has made or makes any other express or implied representation or warranty, either written or oral, on behalf of DZ Bank.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01
Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution, and delivery by Seller and DZ Bank) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
Section 4.02
No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer, except where the violation or conflict would not, individually or in the aggregate, have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby on a timely basis. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby, except such consents, approvals, waivers, or authorizations which would not, in the aggregate, have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated hereby on a timely basis.
Section 4.03
Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.
Section 4.04
Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.
Section 4.05
Legal Proceedings. There is no Action pending or, to Buyer’s knowledge, threatened against or by Buyer or any affiliate of Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement, except any Actions that would not, individually or in the aggregate, have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby on a timely basis. To Buyer’s knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.
ARTICLE V

Closing Deliveries
Section 5.01
Seller’s Deliveries. At the Closing, Seller shall deliver to Buyer the following:
(a)
The assignment and assumption agreement, in the form attached hereto as Exhibit C (the “Assignment and Assumption”), executed by Seller;
(b)
An executed amendment to the LLC Agreement reflecting Buyer’s (or its designee’s) substitution as sole member of the Company (the “LLC Agreement Amendment”);
(c)
An appropriate U.S. federal withholding tax form of DZ Bank, with respect to the payment of the Purchase Price;
(d)
Evidence that the blocked account agreement with respect to the deposit account (account number [***]), maintained at Bank of America, N.A. (the “Lockbox Account”), and the securities account control agreement with respect to the securities account (account number [***]), maintained at U.S. Bank National Association (the “Collection Account”), have been terminated, with control over the Lockbox Account and the Collection Account returned to the Company; and
(e)
Such evidence that Buyer may reasonably request that the Term Debt Security has been paid in full, forgiven or discharged, and the lien under the TDS Purchase

Agreement has been terminated, and the other arrangements to which the Company is a party have been terminated.
Section 5.02
Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller:
(a)
The Purchase Price, in accordance with Section 1.02; and
(b)
The Assignment and Assumption and the LLC Agreement Amendment, each executed by Buyer.
Section 5.03
Payoff Letter. As of the Closing Date, the Payoff Letter shall be executed and delivered by the parties thereto.
ARTICLE VI

Indemnification
Section 6.01
Survival. Subject to the limitations and other provisions of this Agreement, the representations, warranties, and covenants contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date (except as provided in the last paragraphs of Sections 6.02 and 6.03 below). For the avoidance of doubt, the parties hereby agree and acknowledge that the survival periods in this Section 6.01 are contractual statutes of limitations and any claim brought by any party pursuant to this ARTICLE VI must be brought or filed prior to the expiration of the applicable survival period. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at the time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.
Section 6.02
Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VI, Seller shall defend, indemnify, and hold harmless Buyer, its affiliates, and their respective stockholders, directors, managers, officers and employees (the foregoing, collectively, “Buyer Indemnified Parties”) from and against:
(a)
all actual out-of-pocket losses, damages, liabilities, costs, or expenses, including reasonable attorneys’ fees and disbursements (a “Loss”), arising from or relating to any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement;
(b)
any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement;
(c)
any Pre-Closing Liabilities; or
(d)
any COD Tax Liability.

Solely with respect to Section 6.02(d), Seller’s obligations to defend, indemnify, and hold harmless Buyer Indemnified Parties shall remain in full force and effect until the date that is four (4) years from the date that Seller files its tax return for the taxable year that includes the Closing Date (subject to extension in the event that a tax fraud claim is made in relation to any COD Tax Liability).

Section 6.03
Indemnification by DZ Bank. Subject to the other terms and conditions of this ARTICLE VI, DZ Bank shall defend, indemnify, and hold harmless Buyer Indemnified Parties from and against all Losses arising from or relating to:
(a)
any inaccuracy in or breach of any of the representations or warranties of DZ Bank contained in this Agreement;
(b)
any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement;
(c)
any Pre-Closing Liabilities; or
(d)
any COD Tax Liability.

Solely with respect to Section 6.03(d), DZ Bank’s obligations to defend, indemnify, and hold harmless Buyer Indemnified Parties shall remain in full force and effect until the date that is four (4) years from the date that Seller files its final tax return for the taxable year that includes the Closing Date (subject to extension in the event that a tax fraud claim is made in relation to any COD Tax Liability).

Section 6.04
Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall defend, indemnify, and hold harmless Seller and DZ Bank, their respective affiliates, and their respective stockholders, directors, officers, and employees from and against all Losses arising from or relating to:
(a)
any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement;
(b)
any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement; and
(c)
any Losses associated, in any manner, with the Company or its assets arising after the Closing Date.
Section 6.05
Indemnification Procedures. Except as otherwise provided in this Section 6.05, whenever any claim shall arise for indemnification under this ARTICLE VI, the party seeking indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the party from whom indemnification is sought (the “Indemnifying Party”). The failure to give prompt notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action commenced by a person or entity who is not a party to this

Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with its counsel. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense, subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action. Neither party shall settle any Action without the other party’s prior written consent (which consent shall not be unreasonably withheld or delayed).
Section 6.06
Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VI, the Indemnifying Party shall satisfy its obligations within 30 business days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds.
Section 6.07
Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.
Section 6.08
Exclusive Remedies. The parties acknowledge and agree that following the closing, the provisions of this ARTICLE VI shall be their exclusive remedy for any and all claims relating to the subject matter of this Agreement or any of the other documents to be delivered hereunder, except for claims arising from fraud, criminal activity, or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement and claims for specific performance or other equitable remedies.
ARTICLE VII

CERTAIN TAX MATTERS
Section 7.01
Transfer Taxes. Buyer shall pay, and shall reimburse Seller for, any sales, use or transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement (“Transfer Taxes”). Buyer and Seller shall reasonably cooperate to claim any available exemptions from, or reductions in, any such Transfer Taxes.
Section 7.02
Withholding Taxes. Buyer shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable law. Buyer shall provide Seller with written notice of its intent to withhold at least ten (10) days prior to the Closing with a written explanation substantiating the requirement to deduct or withhold, and the parties shall use commercially reasonable efforts to cooperate to mitigate or eliminate any such withholding to the maximum extent permitted by law. Assuming Seller delivers the certificate described in Section 4.01(f), Buyer acknowledges and agrees that no withholding is required as of the date hereof. To the extent that amounts are so withheld and paid over to the appropriate tax authority by the Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Section 7.03
Tax Cooperation. Seller and DZ Bank shall provide Buyer and the Company with such cooperation as may be reasonably requested in connection with the preparation and filing of any tax filings of the Company, and any audit or other proceeding with respect to taxes of the Company, for all taxable periods or portions thereof ending on or before the Closing Date (it being understood that any reasonable and documented out-of-pocket costs and expenses incurred by the Seller or DZ Bank in connection therewith shall be borne by Buyer).
Section 7.04
COD Tax Liability. Each of Seller and DZ Bank, and not Buyer or the Company, shall be solely responsible for any and all income taxes associated with the cancellation of amounts outstanding at the Closing under the TDS Purchase Agreement and the Term Debt Security (any such income tax liability, a “COD Tax Liability”), whether such income taxes are owed by Seller, the Company, or DZ Bank.
ARTICLE VIII

Miscellaneous
Section 8.01
Expenses. Except as otherwise expressly provided elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 8.02
Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Upon reasonable request by the Buyer or its agents after the Closing Date, DZ Bank shall deliver an assignment of its rights under the Settlement Agreement, including with respect to Section 4 of the Settlement Agreement. The form of such assignment shall be acceptable to DZ Bank in its reasonable discretion.
Section 8.03
Collections. Any and all collections and other funds received with respect to the Medallion Loan, any associated collateral or guarantees or the liquidation thereof (“Collections”), that are received by the Seller, the Servicer or any other Person on or prior to the Closing Date shall be paid to, and may be retained by, DZ Bank. Any Collections received after the Closing Date shall be for the account of the Buyer. If Seller or DZ Bank, or any of their respective affiliates, receives any Collections following the Closing Date, such party shall hold such funds in trust for the benefit of Buyer and shall, within two (2) business days of receipt, transfer such funds to or as directed by Buyer.
Section 8.04
Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.04):

If to Seller:	TML Holding, Inc. c/o Lord Securities Corporation 10 Grand Central 155 E. 44th Street, Ste 905 New York, NY 10017 E-mail: [***] Attention: [***]

If to Buyer:	Marblegate Capital Corporation 5 Greenwich Office Park Suite 400 Greenwich, CT 06831 Attention: [***] E-mail: [***]

If to DZ Bank:	DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch One Vanderbilt Ave. New York, NY 10017 Attention: Structured Finance-Asset Securitization Email: [***] Telephone: [***]
Section 8.05
Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 8.06
Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 8.07
Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, the statements in the body of this Agreement will control.

Section 8.08
Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 8.09
No Recourse. In no event shall any officer, director, employee, shareholder, Affiliate, member, manager, agent, partner, principal or incorporator of any party hereto, or its successors or assigns, be personally liable for the payment or performance of such party’s obligations under this Agreement or any other document entered into in connection herewith; provided, however, that, for the avoidance of doubt, this Section 8.09 shall not relieve any party from liability for the failure to perform its own obligations under this Agreement or such other document.
Section 8.10
No Third-Party Beneficiaries. Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
Section 8.11
Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.
Section 8.12
Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
Section 8.13
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).
Section 8.14
Submission to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.
Section 8.15
Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.16
Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto (i) agrees that it shall not oppose the granting of such specific performance or relief and (ii) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.
Section 8.17
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 8.18
Release.
(a)
Effective as of the Closing, each of Seller and DZ Bank, on behalf of itself and each of its past, present and future affiliates, successors and assigns (collectively, for purposes of this Section 8.18(a), the “Releasing Parties”), hereby absolutely, unconditionally and irrevocably releases and forever discharges the Company of and from any and all claims, demands, actions, causes of action, suits, debts, obligations, liabilities, damages, losses, costs and expenses of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, direct or indirect, at law or in equity, that any of the Releasing Parties ever had, now has or hereafter can, shall or may have against the Company for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time to the Closing Date, arising out of or relating to, in any way, the Management Agreement, the TDS Purchase Agreement, any other Terminated Document or any other written or oral agreement, contract, instrument, understanding or arrangement, entered into in connection therewith, provided that this Section 8.18(a) shall not affect the obligations and liabilities of the parties under this Agreement and the Payoff Letter.
(b)
Effective as of the Closing, each of the Company and the Buyer, on behalf of itself and each of its past, present and future affiliates, successors and assigns (collectively, for purposes of this Section 8.18(b), the “Releasing Parties”), hereby absolutely, unconditionally and irrevocably releases and forever discharges the Seller, DZ Bank and their respective affiliates of and from any and all claims, demands, actions, causes of action, suits, debts, obligations, liabilities, damages, losses, costs and expenses of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, direct or indirect, at law or in equity, that any of the Releasing Parties ever had, now has or hereafter can, shall or may have against the Seller, DZ Bank or any affiliate thereof for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time to the Closing Date, arising out of or relating to, in any way, the Management Agreement, the TDS Purchase Agreement, any other Terminated

Document or any other written or oral agreement, contract, instrument, understanding or arrangement, entered into in connection therewith, or the assets or activities of the Company, provided that this Section 8.18(b) shall not affect the obligations and liabilities of the parties under this Agreement and the Payoff Letter.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TML HOLDING, INC.
By: /s/ Albert J. Fioravanti Name: Albert J. Fioravanti Title: President

MARBLEGATE CAPITAL CORPORATION
By: /s/ Michael Hutchby Name: Michael Hutchby Title: Chief Financial Officer

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH
By: /s/ Alexander Ploch Name: Alexander Ploch Title: Executive Director
By: /s/ Nellie Flek Name: Nellie Flek Title: Director

Agreed and Acknowledged:
TML IV LLC By: Lord Securities Corporation, its Managing Agent
By: /s/ Albert J. Fioravanti Name: Albert J. Fioravanti Title: President

[Signature Page]

EXHIBIT A

LLC AGREEMENT

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EXHIBIT B

SCHEDULE OF MEDALLION LOANS

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EXHIBIT C

ASSIGNMENT AND ASSUMPTION

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